FOR IMMEDIATE RELEASE

CONAGRA FOODS REPORTS FOURTH-QUARTER RESULTS; FOCUSES ON EFFICIENCY INITIATIVES FOR FISCAL 2006

FOURTH-QUARTER FISCAL 2005 OVERVIEW:

o    Fourth-quarter fiscal 2005 diluted EPS was $0.20.

     >>   The  $0.20   includes   $0.06  of   expense   from   items   impacting
          comparability, primarily severance expense related to a previously announced headcount reduction program.

o Fourth-quarter fiscal 2005 sales were $3.7 billion, down 4% versus last year due to the estimated impact of an additional week in the same period a year ago. Excluding the benefit of an extra week last year, sales increased 4% in the fourth quarter.

o While several operations posted solid year-over-year profit growth, weak results from the packaged meats operations negatively impacted performance for the Retail Products and Foodservice Products segments.

o    The company is focused on efficiency  initiatives in three specific  areas:
     1) SKU reduction, 2) headcount and general and administrative expense reduction, and 3) improvement in manufacturing capacity utilization and plant productivity. All of these programs are geared to improve profit margins.

Note: Year-Over-Year Comparability:

Several items impact year-over-year comparisons of sales, operating profit, and EPS, including the estimated benefit of an additional week in the fourth quarter of fiscal 2004 and the full fiscal year 2004, expenses related to the headcount reduction in the fourth quarter of fiscal 2005, costs associated with implementing efficiency initiatives in fiscal 2004 and fiscal 2005, and the impact of prior year contribution from operations the company no longer owns, and other items. Comparable year-over-year changes in sales and operating profits for the fourth quarter and the fiscal year reflecting these factors are summarized in tables toward the end of this release.

OMAHA, Neb., June 30, 2005 -- ConAgra Foods Inc. (NYSE: CAG), one of North America's leading packaged food companies, today reported results for the fiscal 2005 fourth quarter ended May 29, 2005. Sales for the quarter were $3.7 billion, down 4% versus last year; on a comparable basis, current quarter sales increased 4% after adjusting for the estimated benefit from an additional week in the fourth quarter of fiscal 2004. Fourth-quarter diluted EPS was $0.20, primarily reflecting lower packaged meats profits this year than last; EPS was $0.32 for the same period last year. Several items affecting comparability are detailed toward the end of this release.

Fiscal 2005 sales were $14.6 billion, 3% above last year's sales of $14.1 billion. Diluted EPS was $1.23 this year and $1.53 in fiscal 2004. Several items affecting year-over-year comparability are detailed in tables toward the end of this release. In addition, year-to-date and historical results have been adjusted to reflect recent reclassification of businesses as discontinued operations.

Bruce Rohde, chairman and chief executive officer, commented, "Fiscal 2005 was characterized by a solid first half followed by a weak second half. It was a year of mixed results that identified many things we can and should do better. While there were many achievements - brand growth, milestones achieved with R&D and enterprise systems, important team additions, and strong results for Food Ingredients - they were overshadowed by some significant shortcomings, most notably in basic execution within our packaged meats operations."

He continued, "We furthered many important programs this year as part of our multi-year marketing, operating, and business process improvement initiatives. In addition, our strong cash resources allowed us to reduce $1.2 billion of debt, pay $550 million in dividends, invest $450 million in capital for the future and repurchase more than $180 million of our stock."

Operational Improvement and Efficiency Initiatives

As part of multi-year efficiency initiatives that impact several major areas, the company is engaged in SKU reduction, manufacturing utilization and productivity improvement, as well as general and administrative expense and headcount reduction.

SKU Reduction: The company's SKU reduction program is intended to remove relatively low-margin and low-volume products, in order to increase the focus on higher-margin and higher-volume products. As of fiscal year-end, the company has removed several thousand low-volume SKUs and is continuing to reduce SKUs at a low double-digit percentage pace annually over the next two fiscal years. SKU reductions remove complexity and cost from the supply chain, which benefit margins.

General and Administrative Expense and Headcount Reduction: During the fourth quarter, the company announced plans to reduce general and administrative expense as well as salaried headcount. As of fiscal year-end, the company was in the process of eliminating several hundred salaried jobs across the organization; these headcount reductions will be largely complete by the end of the first quarter of fiscal 2006, which ends August 2005. The company recognized $0.05 per diluted share of severance expense during the fourth quarter and does not anticipate significant additional severance expense. Once completed, savings from the headcount and general and administrative cost reductions are expected to benefit the company's anticipated cost structure by more than $100 million on an annualized basis.

Manufacturing Capacity Utilization and Productivity Improvement: The company is aggressively pursuing opportunities to manufacture products more efficiently, which will most likely mean better utilization from fewer plants in the future as well as lower production costs by implementing best practices across the manufacturing network. The company has more than 150 manufacturing plants, approximately 100 of which are in the Retail Products and Foodservice Products segments, and is in the process of developing a manufacturing plant rationalization program that will be implemented during fiscal 2006 and continuing over the following two fiscal years. This initiative is intended to significantly improve capacity utilization and thereby improve gross and operating margins.

Details on the rationalization program will be communicated once specific plans are developed and finalized. The manufacturing rationalization program will be led by Jim Hardy, senior vice president, Enterprise Manufacturing. Hardy recently joined ConAgra Foods to lead the company's manufacturing efficiency initiatives.

Segment Operating Challenges during the Fourth Quarter

While several key operations within Retail Products, Foodservice Products, and Food Ingredients increased quarterly profits, overall company results were significantly impacted by weak packaged meats results in the retail and foodservice channels.

The company's packaged meats operations have posted weak results for several quarters in a row, largely due to increased input costs coupled with ineffective pricing actions that did not recover the increased costs. The company expected aggressive pricing actions scheduled during the second half of fiscal 2005 to improve profits; the pricing actions were not executed effectively. The year-over-year operating profit shortfall in the packaged meats operations for retail and foodservice, in aggregate, was approximately $50 million for the fourth quarter and approximately $150 million for the fiscal year. The company recently made several changes within the packaged meats operations, including changes to strengthen leadership, and expects those changes, along with better pricing management, aggressive cost-savings initiatives, and SKU reduction, to improve the packaged meats operations over time.

              Retail Products Segment (60% of company annual sales)

During the quarter, sales for the Retail Products segment were $2.1 billion, down 6% compared with the same period last year. On a comparable basis, sales were up 1% after taking into account the estimated benefit from the inclusion of an additional week in the fourth quarter of fiscal 2004. Volume increased 2% on a comparable basis.

Several brands posted strong sales performance as a result of ongoing sales and marketing initiatives intended to strengthen brand equity, expand distribution of the company's most promising products, successfully develop new products, and improve returns on marketing investments:

o Sales for the company's top 30 brands as a group, which represent approximately 80% of total segment sales, grew 2% on a comparable basis during the quarter.

     >> Brands posting sales gains on a comparable basis include: ACT II, Banquet, Blue Bonnet, Chef Boyardee, Cook's, Eckrich, Healthy Choice, Hunt's, Kid Cuisine, Marie Callender's, PAM, Parkay, Reddi-wip, Snack Pack, and Swiss Miss. Many of these brands have posted several successive quarters of solid sales growth.

     >> Several large packaged meats brands posted sales declines on a comparable basis, including, Armour, Butterball, and Hebrew National.

Primarily due to weakness in packaged meats operations, which represent about 25% of the segment revenues, the Retail Products segment operating profit during the quarter was $243 million; this is below the $319 million reported for the same quarter last year. On a comparable basis, operating profit was 12% below last year after considering the estimated benefit from an additional week in the fourth quarter of fiscal 2004, expenses related to the headcount reduction in the fourth quarter of fiscal 2005, and costs associated with implementing efficiency initiatives in fiscal 2004. Other than packaged meats operations, all other operations posted profit growth; improved results for these operations reflect an improved mix and cost savings.

o The company estimates that the year-over-year operating profit shortfall in the packaged meats operations was approximately $35 million for the retail operations in the fourth quarter.

o The company is very focused on improving the packaged meats operations by strengthening leadership, aggressive pricing management, substantial SKU reduction, and cost-saving initiatives. The company has many favorite packaged meat brands, including Armour, Brown 'N Serve, Butterball, Eckrich, Healthy Choice, and Hebrew National, and expects this business to progress to more normal levels of profitability.

Over the long term, the company is focused on solid top-line growth and profit margin expansion through brand building, operating efficiency, and business process initiatives.

           Foodservice Products Segment (22% of company annual sales)

Sales for the Foodservice Products segment were $819 million for the fourth quarter, 7% below the same period last year. Segment operating profit was $56 million in the fourth quarter, down from $93 million in the year-ago period. On a comparable basis, sales were flat compared with last year, and operating profit was 40% lower than last year after considering the estimated benefit from an additional week in the fourth quarter of fiscal 2004, expenses related to the headcount reduction in the fourth quarter of fiscal 2005, costs associated with implementing efficiency initiatives in fiscal 2004, and the impact of prior year contribution from operations the company no longer owns.

The fourth-quarter segment operating performance showed mixed results; positive results in specialty potatoes were more than offset by negative results in culinary and to a much lesser extent in seafood. Sales and profits for specialty potato products increased due to strong volumes, but sales and profits for culinary products were down significantly, reflecting weak results from most operations, especially packaged meats; lower packaged meats profits largely resulted from higher input costs and manufacturing inefficiencies. The company estimates that the year-over-year operating profit shortfall in packaged meats was approximately $15 million for the foodservice operations in the fourth quarter. Due to tariff-related market dynamics, sales and profits for seafood products were below year-ago levels.

Over the long term, the same initiatives that should favorably influence the Retail Products segment should also improve the top line and profit margins of the Foodservice Product segment.

             Food Ingredients Segment (18% of company annual sales)

During the quarter, sales for the Food Ingredients segment were $795 million, an increase of 9% compared with the fourth quarter last year. Segment operating profit was $64 million, an increase of 6% over the year-ago period; this was driven by growth in the trading and merchandising operations. On a comparable basis, segment sales increased 18% compared with last year and operating profit increased 26% after considering the estimated benefit from an additional week in the fourth quarter of fiscal 2004, expenses related to the headcount reduction in the fourth quarter of fiscal 2005, and costs associated with implementing efficiency initiatives in fiscal 2004.

Difficult cost environment and competitive conditions continued to negatively impact the performance of dehydrated onion, garlic, capsicums, and vegetable based food ingredients.

Fourth-quarter operating profit includes $49 million of profit from trading and merchandising inputs, such as energy, grains, fertilizer, and other input commodities, which benefited from favorable market opportunities. Operating profits for the trading and merchandising operations grew at a solid rate, but slower than in recent quarters because those operations are experiencing tougher comparisons.

The Food Ingredients segment will most likely post lower profits in fiscal 2006 than in fiscal 2005 due to the unusually strong fiscal 2005 performance of the trading and merchandising operations. The company believes the Food Ingredients segment's most promising opportunities over the long term will result from its strategy to expand value-added product platforms in several customer channels.

Equity Method Investments and Assets Related to Swift Foods

o Equity method investment earnings for the fourth quarter were $10 million. For the same quarter last year, equity method investment earnings were $14 million. Prior year results include approximately $4 million from the company's subsequently divested beef joint venture.

o During the quarter, the company received $70 million as it completed the liquidation of the cattle-feeding assets it received in connection with financing it provided Swift Foods. Those cattle-feeding assets, as well as the gain resulting from liquidating such assets, were classified as discontinued operations.

o During the quarter, the company recognized a pretax impairment of $39 million related to a debt security it owns in Swift Foods. This reduction in value was recognized as a direct reduction in stockholders' equity, and did not impact EPS, as the reduction in value was considered a temporary decline in the value of an available-for-sale security. The company's investment is classified in Other Assets.

Other Capital Resource Matters and Corporate Expense

o For the fourth quarter, corporate expense was $131 million compared with $100 million for the same period a year ago, primarily reflecting the impact of the severance costs as well as increased self-insurance costs.

o For the fiscal year, corporate expense was $402 million compared with $352 million for last year, again reflecting headcount reduction costs and costs to implement strategic information systems.

o For the quarter, capital expenditures for property, plant, and equipment totaled $102 million compared with $109 million last year. Depreciation and amortization expense was approximately $90 million for the quarter versus $90 million a year ago. Dividends paid totaled $141 million versus $137 million last year. Net interest expense for the quarter was $68 million compared with $79 million last year.

o For the fiscal year, capital expenditures for property, plant, and equipment totaled $453 million compared with $349 million last year; the increase over last year is due principally to additional investment to update strategic information systems for the future. Depreciation and amortization expense was approximately $351 million for the year versus $345 million a year ago. Dividends paid totaled $550 million versus $537 million last year. Net interest expense for the year was $295 million compared with $275 million last year.

Succession Plan

Recently the company announced that, at the request of Bruce Rohde, chairman and chief executive officer, the board of directors commenced a formal search for Mr. Rohde's successor. The search committee is led by ConAgra Foods Board member, Steven F. Goldstone, retired chairman and chief executive officer of RJR Nabisco, and is utilizing the services of Heidrick & Struggles, a worldwide executive search firm. Any news or updates on this matter will be issued in a public announcement at the appropriate time.

Outlook

The company has stated in its annual report that it expects annual EPS growth at a mid-to-high single digit rate for most years over the long term. The company is planning fiscal 2006 EPS to be higher than fiscal 2005 EPS, excluding items that impact comparability. The company is not offering specific EPS guidance for fiscal 2006, as 2006 EPS will depend on external factors, along with successful execution of numerous internal initiatives.

Regarding fiscal 2006, the company offers the following:

o For fiscal 2006, the single biggest profit improvement opportunity is in the retail and foodservice packaged meats operations, as profits for those operations were very low in fiscal 2005. The company notes that the current profit-enhancing initiatives within these operations may not result in improved year-over-year packaged meats profits until after the first quarter of fiscal 2006; this is due to the gradual nature of the pricing and trade promotion initiatives under way. Consequently, the company expects earnings from its packaged meats operations to be lower in the first quarter this year than last year. Fiscal 2005 operating profits from its packaged meats operations experienced approximately $150 million shortfall versus prior year; the company may not recover all of that shortfall in fiscal 2006.

o The company also notes that profits for its trading and merchandising operations within its Food Ingredients segment were very strong in fiscal 2005 due to favorable market opportunities. Those operations contributed approximately $186 million, or 71% of the segment's $263 million in operating profit for fiscal 2005. The company notes that fiscal 2005 operating profits for trading and merchandising operations were almost twice the amount earned in fiscal 2004.

o Overall, the company expects EPS in the first quarter of fiscal 2006 to be less than the first quarter in fiscal 2005; any EPS growth for fiscal 2006 is expected to be more likely in the second half of the year.

For more details regarding the company's financial goals, please refer to the company's Web site, www.conagrafoods.com/investors, and choose the button titled, "ConAgra Foods Comments on Strategic Direction."


Major Items Affecting Fourth-Quarter Fiscal 2005 EPS Comparability

Included in diluted EPS of $0.20 for the fourth quarter of fiscal 2005 (EPS amounts after tax):

o Expense of $0.05 per diluted share related to severance costs resulting from the recently announced headcount reduction program. Total expense was $43 million, $32 million of which were recorded in the results of the business segments, and $11 million of which were recorded in corporate expense.

o Expense of $0.01 per diluted share, related to a change in estimated effective state income tax rates.

Included in the $0.32 diluted EPS for the fourth quarter of fiscal 2004 (EPS amounts after tax):

o Expense of approximately $0.03 per diluted share related to implementing cost-saving initiatives.

o    Income of $0.02 per diluted share from discontinued operations.

o A benefit of approximately $0.02 per diluted share related to the taxable gain on the sale of the company's minority interest in a joint venture.

o Expense of $0.05 per diluted share related to a higher than expected effective tax rate.

o Estimated benefit of $0.03 per diluted share benefit from having an extra week's results in the quarter, as fiscal 2004 was a 53-week year.

o Charge of $0.05 per diluted share for the establishment of a legal reserve, classified as corporate expense.

Major Items Affecting Year-Over-Year Sales and Operating Profit Comparability

o To determine comparable year-over-year sales and operating profit amounts for the Retail Products segment for the fourth quarter and fiscal year, management considered the estimated impacts of matters set forth in the analysis below (amounts in millions):

 Retail Products      Q4 2005        Q4 2004         % Change                  Fiscal 2005    Fiscal 2004     % Change
                      -------        -------         --------                  -----------    -----------     --------
                       Sales          Sales                                       Sales          Sales
------------------ -------------- --------------- --------------- ---------- ---------------- ------------ ---------------
As reported          $2,092.7        $2,230.2         (6.2%)                    $8,669.1       $8,434.1         2.8%
------------------ -------------- --------------- --------------- ---------- ---------------- ------------ ---------------
Estimated
impact  of extra        --           ($164.6)                                      --          ($164.6)
week in FY2004 *
------------------ -------------- --------------- --------------- ---------- ---------------- ------------ ---------------
Comparable           $2,092.7        $2,065.6          1.3%                     $8,669.1       $8,269.5         4.8%
amounts
------------------ -------------- --------------- --------------- ---------- ---------------- ------------ ---------------


 Retail Products      Q4 2005         Q4 2004        % Change                  Fiscal 2005    Fiscal 2004     % Change
                      -------         -------        --------                  -----------    -----------     --------
                     Operating      Operating                                  Operating      Operating
                       Profit         Profit                                     Profit         Profit
------------------ --------------- -------------- --------------- ---------- ---------------- ------------ ---------------
As reported            $243.4         $319.4         (23.8%)                    $1,129.3       $1,218.0        (7.3%)
------------------ --------------- -------------- --------------- ---------- ---------------- ------------ ---------------
Estimated impact
of extra week in         --           ($27.6)                                      --           ($27.6)
FY2004 *
------------------ --------------- -------------- --------------- ---------- ---------------- ------------ ---------------
Costs related to
implementing
efficiency               --            $10.2                                      $14.6          $25.4
initiatives
------------------ --------------- -------------- --------------- ---------- ---------------- ------------ ---------------
Impairment
charge                   --             --                                        $10.0           --
------------------ --------------- -------------- --------------- ---------- ---------------- ------------ ---------------
Headcount              $23.7            --                                        $23.7           --
reduction
------------------ --------------- -------------- --------------- ---------- ---------------- ------------ ---------------
Favorable
litigation
settlement               --             --                                       ($17.0)          --

Comparable             $267.1         $302.0         (11.6%)                    $1,160.6       $1,215.8        (4.5%)
amounts
------------------ --------------- -------------- --------------- ---------- ---------------- ------------ ---------------

* The company estimated the impact of the extra week of operations in fiscal 2004 using a pro-rata methodology based on the last six weeks of the fiscal year.

o To determine comparable year-over-year sales and operating profit amounts for the Foodservice Products segment for the fourth quarter and fiscal year, management considered the estimated impacts of matters set forth in the analysis below (amounts in millions):

   Foodservice        Q4 2005        Q4 2004         % Change                   Fiscal 2005    Fiscal 2004        % Change
                      -------        -------         --------                   -----------    ------------       --------
    Products           Sales          Sales                                        Sales          Sales
------------------ -------------- -------------- ----------------- ----------- --------------- ----------- --------------
As reported           $818.8         $882.4           (7.2%)                      $3,227.3      $3,274.1      (1.4%)
------------------ -------------- -------------- ----------------- ----------- --------------- ----------- --------------
Estimated impact
of extra week in        --           ($61.2)                                         --         ($61.2)
FY2004 *
------------------ -------------- -------------- ----------------- ----------- --------------- ----------- --------------
Impact on FY2004
from operations
the company no          --             --                                            --         ($27.6)
longer owns
------------------ -------------- -------------- ----------------- ----------- --------------- ----------- --------------
Comparable            $818.8         $821.2           (0.3%)                      $3,227.3      $3,185.3       1.3%
amounts
------------------ -------------- -------------- ----------------- ----------- --------------- ----------- --------------


   Foodservice        Q4 2005         Q4 2004        % Change                   Fiscal 2005    Fiscal 2004       % Change
                      -------         -------        --------                   -----------    -----------       --------
    Products         Operating      Operating                                    Operating     Operating
                       Profit         Profit                                       Profit        Profit
------------------ --------------- -------------- ---------------- ----------- --------------- ----------- --------------
As reported            $55.8           $93.4          (40.3%)                      $277.1        $324.6       (14.6%)
------------------ --------------- -------------- ---------------- ----------- --------------- ----------- --------------
Estimated impact
of extra week in         --           ($6.5)                                         --          ($6.5)
FY2004 *
------------------ --------------- -------------- ---------------- ----------- --------------- ----------- --------------
Costs related to
implementing
efficiency
initiatives and          --            $13.3                                       $15.7         $28.9
impact of fire
damage
------------------ --------------- -------------- ---------------- ----------- --------------- ----------- --------------
Headcount               $4.0            --                                          $4.0           --
reduction
------------------ --------------- -------------- ---------------- ----------- --------------- ----------- --------------
Impact on fiscal
2004 from
operations the           --           ($0.2)                                         --          ($2.9)
company no
longer owns
------------------ --------------- -------------- ---------------- ----------- --------------- ----------- --------------
Comparable             $59.8          $100.0          (40.2%)                      $296.8        $344.1       (13.7%)
amounts
------------------ --------------- -------------- ---------------- ----------- --------------- ----------- --------------

* The company estimated the impact of the extra week of operations in fiscal 2004 using a pro-rata methodology based on the last six weeks of the fiscal year.

o To determine comparable year-over-year sales and operating profit amounts for the Food Ingredients segment for the fourth quarter and fiscal year, management considered the estimated impacts of matters set forth in the analysis below (amounts in millions):

Food Ingredients      Q4 2005        Q4 2004        % Change                    Fiscal 2005    Fiscal 2004       % Change
                      -------        -------        --------                    -----------    -----------       --------
                       Sales          Sales                                        Sales         Sales
                       -----          -----                                        -----         -----
------------------ -------------- -------------- --------------- ------------- --------------- ----------- --------------
As reported           $794.9         $730.5           8.8%                        $2,670.5      $2,373.6       12.5%
------------------ -------------- -------------- --------------- ------------- --------------- ----------- --------------
Estimated impact
of extra week in        --           ($54.9)                                         --         ($54.9)
FY2004 *
------------------ -------------- -------------- --------------- ------------- --------------- ----------- --------------
Comparable            $794.9         $675.6          17.7%                        $2,670.5      $2,318.7       15.2%
amounts
------------------ -------------- -------------- --------------- ------------- --------------- ----------- --------------


Food Ingredients      Q4 2005        Q4 2004        % Change                    Fiscal 2005    Fiscal 2004       % Change
                      -------        -------        --------                    -----------    -----------       --------
                      Operating      Operating                                    Operating     Operating
                       Profit         Profit                                       Profit        Profit
------------------ --------------- ------------- --------------- ------------- --------------- ----------- --------------
As reported            $64.0          $60.4           6.0%                         $263.1        $196.6        33.8%
------------------ --------------- ------------- --------------- ------------- --------------- ----------- --------------
Estimated impact
of extra week in         --           ($6.7)                                         --          ($6.7)
FY2004 *
------------------ --------------- ------------- --------------- ------------- --------------- ----------- --------------
Costs related to
implementing
efficiency               --            $0.3                                         $0.8          $7.6
initiatives
------------------ --------------- ------------- --------------- ------------- --------------- ----------- --------------
Impairment
charge                   --             --                                          $15.0          --
------------------ --------------- ------------- --------------- ------------- --------------- ----------- --------------
Headcount               $3.8            --                                          $3.8           --
reduction
------------------ --------------- ------------- --------------- ------------- --------------- ----------- --------------
Comparable             $67.8          $54.0          25.6%                         $282.7        $197.5        43.1%
amounts
------------------ --------------- ------------- --------------- ------------- --------------- ----------- --------------

* The company estimated the impact of the extra week of operations in fiscal 2004 using a pro-rata methodology based on the last six weeks of the fiscal year.

o To determine comparable year-over-year sales and operating profit amounts for the total company for the fourth quarter and fiscal year, management considered the estimated impacts of matters set forth in the analysis below (amounts in millions):

    ConAgra Foods       Q4 2005      Q4 2004       % Change                Fiscal 2005      Fiscal 2004      % Change
                        -------      -------       --------                -----------      ------------     --------
        Sales            Sales        Sales                                   Sales            Sales
                         -----        -----                                   -----            -----
----------------------- --------- -------------- -------------- -------- ----------------- --------------- --------------
As reported             $3,706.4    $3,843.1        (3.6%)                  $14,566.9        $14,081.8         3.4%
----------------------- --------- -------------- -------------- -------- ----------------- --------------- --------------
Estimated impact of
extra week in              --       ($280.7)                                    --            ($280.7)
FY2004 *
----------------------- --------- -------------- -------------- -------- ----------------- --------------- --------------
Impact on FY2004 from
operations the             --          --                                       --            ($27.6)
company no longer owns
----------------------- --------- -------------- -------------- -------- ----------------- --------------- --------------
Comparable amounts      $3,706.4    $3,562.4         4.0%                   $14,566.9        $13,773.5         5.8%
----------------------- --------- -------------- -------------- -------- ----------------- --------------- --------------


    ConAgra Foods        Q4 2005      Q4 2004       % Change               Fiscal 2005      Fiscal 2004      % Change
                         -------      -------       --------               -----------      ------------     --------
 Operating Profit ***   Operating    Operating                           Operating Profit    Operating
                        ----------   ----------                          ----------------    ---------
                          Profit       Profit                                                  Profit
----------------------- ----------- ------------- ------------- -------- ----------------- --------------- --------------
As reported               $363.2       $473.2       (23.2%)                  $1,669.5         $1,739.2        (4.0%)
----------------------- ----------- ------------- ------------- -------- ----------------- --------------- --------------
Estimated impact of
extra week in               --        ($40.8)                                   --            ($40.8)
FY2004 *
----------------------- ----------- ------------- ------------- -------- ----------------- --------------- --------------
Costs related to
implementing
efficiency                  --         $23.8                                  $31.1            $61.9
initiatives and
impact of fire damage
----------------------- ----------- ------------- ------------- -------- ----------------- --------------- --------------
Impairment
charges                     --           --                                   $25.0              --
----------------------- ----------- ------------- ------------- -------- ----------------- --------------- --------------
Headcount reduction      $31.5**         --                                  $31.5**             --
----------------------- ----------- ------------- ------------- -------- ----------------- --------------- --------------
Favorable litigation
settlement                  --           --                                  ($17.0)             --

Impact on FY2004 from
operations the              --         ($0.2)                                   --             ($2.9)
company no longer owns
----------------------- ----------- ------------- ------------- -------- ----------------- --------------- --------------
Comparable amounts        $394.7       $456.0       (13.4%)                  $1,740.1         $1,757.4        (1.0%)
----------------------- ----------- ------------- ------------- -------- ----------------- --------------- --------------

* The company estimated the impact of the extra week of operations in fiscal 2004 using a pro-rata methodology based on the last six weeks of the fiscal year.

** Additional expense of $11.2 million was recorded as corporate expense, resulting in a total of $43 million of severance costs.

*** A reconciliation of total operating profit to income from continuing operations before income tax, equity method investment earnings and cumulative effect of changes in accounting is presented in the segment operating results attached to this release.

ConAgra Foods Inc. (NYSE: CAG) is one of North America's largest packaged food companies, serving consumer grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: ACT II, Armour, Banquet, Blue Bonnet, Brown 'N Serve, Butterball, Chef Boyardee, Cook's, Crunch 'n Munch, DAVID, Decker, Eckrich, Egg Beaters, Fleischmann's, Golden Cuisine, Gulden's, Healthy Choice, Hebrew National, Hunt's, Kid Cuisine, Knott's Berry Farm, La Choy, Lamb Weston, Libby's, Life Choice, Lightlife, Lunch Makers, MaMa Rosa's, Manwich, Marie Callender's, Orville Redenbacher's, PAM, Parkay, Pemmican, Peter Pan, Reddi-wip, Rosarita, Ro*Tel, Slim Jim, Snack Pack, Swiss Miss, Van Camp's, Wesson, Wolf, and many others. For more information, please visit us at www.conagrafoods.com.

Discussion of Results

ConAgra Foods will host a conference call at 9:00 a.m. EDT to discuss fourth-quarter results. Following the company's remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-877-447-8217 and 1-706-679-0415, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at www.conagrafoods.com/investors. A rebroadcast of the conference call will be available after 2:00 p.m. EDT. To access the digital replay, a conference I.D. number will be required. Domestic participants should dial 1-800-642-1687 and international participants should dial 1-706-645-9291 and enter conference I.D. 6555739. A rebroadcast also will be available on the company's Web site, where it will be archived for two weeks.

In addition, the company has posted a question-and-answer supplement relating to this release at www.conagrafoods.com/investors. To view recent company news, please visit www.conagrafoods.com/media.

Note on Forward-Looking Statements:

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company's actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, future economic circumstances, industry conditions, company performance and financial results, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, actions of governments and regulatory factors affecting the company's businesses and other risks described in the company's reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.

ConAgra Foods, Inc.

Segment Operating Results
In millions

                                                                                    FOURTH QUARTER
                                                             -------------------------------------------------------------
                                                                  13 Weeks
                                                                    Ended           14 Weeks Ended
                                                             --------------------  ------------------   ------------------
                                                                May 29, 2005         May 30, 2004        Percent Change
                                                             --------------------  ------------------   ------------------
SALES

Retail Products                                                 $    2,092.7          $    2,230.2             (6.2)%
Foodservice Products                                                   818.8                 882.4             (7.2)%
Food Ingredients                                                       794.9                 730.5              8.8%
                                                             --------------------  ------------------
    Total                                                            3,706.4               3,843.1             (3.6)%
                                                             --------------------  ------------------

OPERATING PROFIT
Retail Products                                                 $      243.4         $       319.4            (23.8)%
Foodservice Products                                                    55.8                  93.4            (40.3)%

Food Ingredients                                                        64.0                  60.4              6.0%
                                                             --------------------  ------------------
    Total operating profit for segments                                363.2                 473.2            (23.2)%

Reconciliation of total operating profit to income
from continuing operations before income taxes
and equity method investment earnings
Items excluded from segment operating profit:
     General corporate expense                                        (130.8)                (99.8)            31.1%

     Interest expense, net                                             (67.7)                (79.4)           (14.7)%
                                                             --------------------  ------------------
Income from continuing operations before income taxes and
equity method investment earnings                              $       164.7         $       294.0            (44.0)%
                                                             ====================  ==================


Segment operating profit excludes general corporate expense, equity method investment earnings and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.



ConAgra Foods, Inc.

Segment Operating Results
In millions

                                                                                     YEAR-TO-DATE
                                                             -------------------------------------------------------------
                                                                  52 Weeks
                                                                    Ended           53 Weeks Ended
                                                             --------------------  ------------------   ------------------

                                                                May 29, 2005         May 30, 2004        Percent Change
                                                             --------------------  ------------------   ------------------
SALES

Retail Products                                                 $    8,669.1          $    8,434.1              2.8%
Foodservice Products                                                 3,227.3               3,274.1             (1.4)%
Food Ingredients                                                     2,670.5               2,373.6             12.5%
                                                             --------------------  ------------------
    Total                                                           14,566.9              14,081.8              3.4%
                                                             --------------------  ------------------

OPERATING PROFIT
Retail Products                                                 $    1,129.3          $    1,218.0             (7.3)%
Foodservice Products                                                   277.1                 324.6            (14.6)%
Food Ingredients                                                       263.1                 196.6             33.8%
                                                             --------------------  ------------------
   Total operating profit for segments                               1,669.5               1,739.2             (4.0)%

Reconciliation of total operating profit to income
from continuing operations before income taxes,
equity method investment earnings (loss) and
cumulative effect of changes in accounting
Items excluded from segment operating profit:
     Gain on sale of Pilgrim's Pride Corporation common
       stock                                                          185.7                   -              100.0%
     General corporate expense                                       (402.2)               (351.9)            14.3%
     Interest expense, net                                           (295.0)               (274.9)             7.3%
                                                             --------------------  ------------------
Income from continuing operations before income
taxes, equity method investment earnings (loss) and
cumulative effect of changes in accounting                       $  1,158.0          $    1,112.4              4.1%
                                                             ====================  ==================


Segment operating profit excludes general corporate expense, gain on sale of Pilgrim's Pride Corporation common stock, equity method investment earnings
(loss) and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

ConAgra Foods, Inc.

Consolidated Statements of Earnings
In millions, except per share amounts

                                                                                      FOURTH QUARTER
                                                              ---------------------------------------------------------------
                                                                13 Weeks Ended        14 Weeks Ended
                                                              -------------------   -------------------   -------------------
                                                                 May 29, 2005          May 30, 2004            Percent
                                                                                                                Change
                                                              -------------------   -------------------   -------------------
Net sales                                                         $   3,706.4           $   3,843.1             (3.6)%
Costs and expenses:
  Cost of goods sold                                                  2,960.5               3,020.0             (2.0)%
  Selling, general and administrative expenses                          513.5                 449.7             14.2%
  Interest expense, net                                                  67.7                  79.4            (14.7)%
                                                              -------------------   -------------------
Income from continuing operations before income taxes and               164.7                 294.0            (44.0)%
equity method investment earnings
Income tax expense                                                       71.9                 151.5            (52.5)%
Equity method investment earnings                                         9.9                  14.1            (29.8)%
                                                              -------------------   -------------------
Income from continuing operations                                       102.7                 156.6            (34.4)%

Income (loss) from discontinued operations, net of tax                   (0.8)                 12.7                -
                                                              -------------------   -------------------

Net income                                                        $     101.9          $      169.3            (39.8)%
                                                              ===================   ===================

Earnings per share - basic

Income from continuing operations                                 $      0.20          $       0.30            (33.3)%
Income from discontinued operations                                        -                   0.02           (100.0)%
                                                              -------------------   -------------------

Net income                                                        $      0.20          $       0.32            (37.5)%
                                                              ===================   ===================

Weighted average shares outstanding                                    517.3                 522.4              (1.0)%
                                                              ===================   ===================

Earnings per share - diluted

Income from continuing operations                                 $    0.20            $      0.30             (33.3)%
Income from discontinued operations                                       -                   0.02            (100.0)%
                                                              -------------------   -------------------
Net income                                                        $    0.20            $      0.32             (37.5)%
                                                              ===================   ===================

Weighted average share and share equivalents
    outstanding                                                       521.0                 527.1               (1.2)%
                                                              ===================   ===================


ConAgra Foods, Inc.

Consolidated Statements of Earnings
In millions, except per share amounts

                                                                                       YEAR-TO-DATE
                                                              ---------------------------------------------------------------
                                                                52 Weeks Ended        53 Weeks Ended
                                                              -------------------   -------------------   -------------------
                                                                 May 29, 2005          May 30, 2004            Percent
                                                                                                                Change
                                                              -------------------   -------------------   -------------------
Net sales                                                         $   14,566.9          $  14,081.8                3.4%
Costs and expenses:
  Cost of goods sold                                                  11,464.9             10,876.1                5.4%
  Selling, general and administrative expenses                         1,834.7              1,818.4                0.9%
  Interest expense, net                                                  295.0                274.9                7.3%
  Gain on sale of Pilgrim's Pride Corporation common stock               185.7                  -                100.0%
                                                              -------------------   -------------------

Income from continuing operations before income taxes,                 1,158.0              1,112.4                4.1%
   equity method investment earnings (loss) and
   cumulative effect of change in accounting

Income tax expense                                                       470.0                428.8                9.6%
Equity method investment earnings (loss)                                 (24.9)                43.5                  -
                                                              -------------------   -------------------
Income from continuing operations before
cumulative effect of changes in accounting                               663.1                727.1               (8.8)%


Income (loss) from discontinued operations, net of tax                  (21.6)                97.3                  -


Cumulative effect of changes in accounting                               -                   (13.1)                100.0%
                                                              -------------------   -------------------

Net income                                                        $      641.5        $      811.3                 (20.9)%
                                                              ===================   ===================
Earnings per share - basic
Income from continuing operations before
    cumulative effect of changes in accounting                    $       1.28        $       1.38                  (7.2)%
Income (loss) from discontinued operations                               (0.04)               0.18                     -
Cumulative effect of changes in accounting                                  -                (0.02)                100.0%
                                                              -------------------   -------------------
Net income                                                        $       1.24        $       1.54                 (19.5)%
                                                              ===================   ===================
Weighted average shares outstanding                                     516.2                527.2                 (2.1)%
                                                              ===================   ===================
Earnings per share - diluted
Income from continuing operations before                         $       1.27         $       1.37                 (7.3)%
    cumulative effect of changes in accounting
Income (loss) from discontinued operations                              (0.04)                0.18                    -
Cumulative effect of changes in accounting                                  -                (0.02)               100.0%
                                                              -------------------   -------------------
Net income                                                       $       1.23         $      1.53                 (19.6)%
                                                              ===================   ===================
Weighted average share and share equivalents
    outstanding                                                        520.2                 530.7                 (2.0)%
                                                              ===================   ===================

ConAgra Foods, Inc.

Consolidated Balance Sheets
In millions

                                                                          May 29, 2005            May 30, 2004
                                                                      ---------------------    --------------------
ASSETS
Current assets
  Cash and cash equivalents                                               $      207.6             $    608.6
  Divestiture proceeds receivable                                                -                       60.3
  Receivables, less allowance for doubtful accounts
    of  $30.7 and $26.2                                                        1,292.0                1,303.1
  Inventories                                                                  2,614.5                2,516.5

   Prepaid expenses and other current assets                                     380.2                  439.7

   Current assets of discontinued operations                                      29.4                  221.1
                                                                      ---------------------    --------------------
        Total current assets                                                   4,523.7                5,149.3

Property, plant and equipment, net                                             2,848.3                2,837.4
Goodwill                                                                       3,797.7                3,788.6
Brands, trademarks and other intangibles, net                                    819.7                  826.9
Other assets                                                                     798.4                1,559.4
Noncurrent assets of discontinued operations                                       3.9                   60.6
                                                                      ---------------------    --------------------
                                                                           $  12,791.7            $  14,222.2
                                                                      =====================    ====================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Notes payable                                                           $       8.5            $      30.6
  Current installments of long-term debt                                         117.3                  382.4
  Accounts payable                                                               818.4                  925.4
  Advances on sales                                                              149.6                  178.4
  Accrued payroll                                                                272.4                  272.0
   Other accrued liabilities                                                   1,012.2                1,072.9
  Current liabilities of discontinued operations                                  10.2                  142.8
                                                                      ---------------------    --------------------
        Total current liabilities                                              2,388.6                3,004.5

Senior long-term debt, excluding current installments                          3,949.1                4,878.4
Subordinated debt                                                                400.0                  402.3
Other noncurrent liabilities                                                   1,194.6                1,143.1
Common stockholders' equity                                                    4,859.4                4,793.9
                                                                      ---------------------    --------------------
                                                                           $  12,791.7             $ 14,222.2
                                                                      =====================    ====================
